UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

SCHEDULE 14A

_________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Spectral AI, Inc.
(Name of registrant as specified in its charter)

_____________________________________________________________________
(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SPECTRAL AI, INC.
2515 McKinney Avenue, Suite 1000
Dallas, TX 75024
(972) 499-4934
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2024

To our Stockholders:

The 2024 Annual Meeting of Stockholders of Spectral AI, Inc., a Delaware corporation (the “Company”), will be held at the Company’s corporate headquarters located at 2515 McKinney Avenue, Suite 1000, Dallas, TX 75201, at 9:30 a.m. Central Daylight Time on Tuesday, May 14, 2024, for the following purposes:

•        To elect six directors, each until the next Annual Meeting of Stockholders and until each of their respective successors have been duly elected and qualified.

•        To ratify the adoption of the Spectral AI, Inc. 2023 Long Term Incentive Plan.

•        To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year.

•        To authorize, for purposes of Nasdaq Marketplace Rule 5635(b), the reservation and issuance of shares of common stock of the Company, par value $0.0001 per share (the “Common Stock” and such shares, the “Shares”) for sale to YA II PN, Ltd. (“Yorkville”) pursuant to that certain Standby Equity Purchase Agreement, dated March 20, 2024 (the “Purchase Agreement”) at a purchase price per share as determined pursuant to the Purchase Agreement.

•        To transact any other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 25, 2024 will be entitled to vote at the meeting.

To be admitted to the Annual Meeting, stockholders as of the record date can either attend in person at the Company’s corporate headquarters or virtually by registering in advance using the following link: www.proxydocs.com/MDAI and entering the 12 or 16-digit control number found on the notice, proxy card or the voting instruction form. By logging into the website, Common Stockholders as of the record date will be able to vote shares electronically on all items to be considered at the Annual Meeting. If a stockholder as of the record date has any question pertaining to the business of the Annual Meeting, it must be submitted in advance of the Annual Meeting during the registration or by visiting www.proxydocs.com/MDAI and entering the 12 or 16-digit control number found on the notice, proxy card or the voting instruction form. Questions may be submitted until 10:59 p.m. CDT, on Monday, May 13, 2024.

Stockholders must have their proxy cards or voting instruction forms in hand when accessing the website or attending the meeting in person and follow the instructions. To allow us to respond at the Annual Meeting to the maximum number of stockholders, each stockholder will be limited to one question.

We have elected to provide access to our proxy materials over the internet for the holders of our Common Stock under the Securities and Exchange Commission’s “notice and access” rules. Detailed information concerning these matters is set forth in the Important Notice Regarding the Availability of Proxy Materials (the “Notice”), which holders of our Common Stock have received in the mail, and in this Notice of Annual Meeting of Stockholders and the attached Proxy Statement.

It is important that your shares be represented at the Annual Meeting. Therefore, whether or not you plan to attend the Annual Meeting, please either vote by telephone, internet or in person or, if you received printed proxy materials and wish to vote by mail, please promptly sign and return your proxy card in the enclosed envelope. Please review the instructions on each of your voting options described in the attached Proxy Statement as well as in the Notice you received in the mail. If you attend the Annual Meeting and wish to vote your shares in person, your proxy will not be used.

By order of the Board of Directors,
/s/ Richard Cotton
Chairman of the Board

Dallas, Texas
April 4, 2024

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PROXY STATEMENT

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i

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2024

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Spectral AI, Inc. for use at the Annual Meeting of Stockholders to be held at the Company’s corporate headquarters located at 2515 McKinney Avenue, Suite 1000, Dallas, TX 75201, at 9:30 a.m. Central Daylight Time on Tuesday, May 14, 2024, and at any adjournments of the Annual Meeting.

We have elected to distribute our proxy materials for the Annual Meeting to holders of our Common Stock via the internet under the “notice and access” approach permitted by the rules of the Securities and Exchange Commission (the “SEC”). Accordingly, on or about April 4, 2024, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to holders of Common Stock that contains instructions on how to access the proxy materials, including this proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2023, on the internet. Our annual report to stockholders includes a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on March 29, 2024, except for certain exhibits.

If you are a holder of our Common Stock and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

To be admitted to the Annual Meeting, stockholders as of the record date can either attend in person at the Company’s corporate headquarters or virtually by registering in advance using the following link: www.proxydocs.com/MDAI and entering the 12 or 16-digit control number found on the notice, proxy card or the voting instruction form. By logging into the website, stockholders as of the record date will be able to vote shares electronically on all items to be considered at the Annual Meeting. If a stockholder as of the record date has any question pertaining to the business of the Annual Meeting, it must be submitted in advance of the Annual Meeting during registration or by visiting www.proxydocs.com/MDAI and entering the 12 or 16-digit control number found on the notice, proxy card or the voting instruction form. Questions may be submitted until 10:59 p.m. CDT, on Monday, May 13, 2024.

Stockholders must have their proxy cards or voting instruction forms in hand when accessing the website and follow the instructions. To allow us to respond at the Annual Meeting to the maximum number of stockholders, each stockholder will be limited to one question.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 14, 2024

The proxy statement and annual report to security holders, once filed, will be available at www.proxydocs.com/MDAI.

Record Date, Voting Rights and Outstanding Shares

The Board of Directors has fixed March 25, 2024, as the record date for determining the holders of our capital stock who are entitled to vote at the Annual Meeting.

We have one class of Common Stock issued and outstanding: Common Stock, $0.0001 par value per share. We refer to our Common Stock as our Common Stock.

With respect to the matters submitted for a vote at the Annual Meeting, each share of Common Stock is entitled to one vote.

Our Common Stock will vote as a single class on the matters submitted at the Annual Meeting. On April 2, 2024, there were 17,482,333 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock, entitled to vote at the close of business on March 25, 2024, will constitute a quorum for the transaction of business. If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” We will count broker non-votes, votes withheld, and abstentions as being present at the Annual Meeting for purposes of determining whether a quorum exists.

Holders of our Common Stock who do not attend the Annual Meeting may vote their shares electronically via the internet or by telephone or may request printed proxy materials and submit the proxy card enclosed therein by mail.

Internet and telephone voting are available through 9:29 a.m. Central Daylight Time on May 14, 2024. Proxy cards sent by mail, if received in time for voting and not revoked, will be voted at the Annual Meeting according to the instructions on the proxy cards. If no instructions are indicated, the shares represented by the proxy will be voted:

•        FOR the election of the director nominees named herein;

•        FOR the ratification of the Spectral AI, Inc. 2023 Long Term Incentive Plan;

•        FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year;

•        FOR the authorization of, for purposes of Nasdaq Marketplace Rule 5635, the reservation and issuance of Shares for sale to Yorkville pursuant to the Purchase Agreement at a purchase price per share as determined pursuant to the Purchase Agreement; and

•        In accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting or any adjournments of the Annual Meeting.

Shares counted as present at the Annual Meeting that abstain from voting on a particular matter or that are represented by a broker non-vote as to a particular matter will not be considered as votes cast on that matter. Accordingly, abstentions and broker non-votes will not affect the outcome of any matter to be voted on at the Annual Meeting that requires the affirmative vote of a certain percentage or a plurality of the votes cast on a matter to approve it.

Voting of Proxies

If you hold shares of our Common Stock, please refer to the Notice for instructions regarding how to access our proxy materials and vote your shares electronically via the internet or by telephone. The Notice also contains instructions if you would like to receive a paper copy of our proxy materials and vote by mail. You may also vote at the Annual Meeting. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your Shares.

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. You may revoke the proxy by filing an instrument of revocation or a duly executed proxy bearing a later date with our Secretary at our principal executive offices, 2515 McKinney Avenue, Suite 1000, Dallas, TX 75201. You may also revoke your proxy by attending the Annual Meeting, in person or virtually, and voting through the Annual Meeting platform. If you do not revoke your proxy, we will vote the proxy at the Annual Meeting in accordance with the instructions indicated on your proxy card.

Householding of Annual Meeting Materials

As permitted by the SEC, we have adopted a procedure called “householding” to satisfy the rules regarding delivery of proxy materials. This means that only one copy of our Notice or proxy materials may have been sent to multiple stockholders with the same last name in your household. We will promptly deliver a separate copy of any document to you upon request. Requests may be made by contacting our Secretary at our principal executive offices, 2515 McKinney Avenue, Suite 1000, Dallas, TX 75201. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for householding requests.

SHARE OWNERSHIP

Common Stock

The following table sets forth certain information known to us as of April 2, 2024 with respect to the Shares of our Common Stock beneficially owned as of that date by: (i) each of our directors and each of our nominees for director; (ii) each of our executive officers named in the 2023 Summary Compensation Table contained in this proxy statement; (iii) all of our directors and executive officers as a group; and (iv) each person known by us to beneficially own more than 5% of our Common Stock. Except as otherwise indicated, we believe each beneficial owner named below has sole voting and sole investment power with respect to all Shares beneficially owned by that holder. Except as otherwise indicated, the address for each stockholder is 2515 McKinney Avenue, Suite 1000, Dallas, TX 75201. Percentage calculations of beneficial ownership are based on 17,482,333 Shares of Common Stock outstanding on April 2, 2024.

Name and Address of Beneficial Owner(1)(2)	Number of Shares Beneficially Owned	%
Directors and Named Executive Officers of the Company
Wensheng Fan(5)	1,686,865	9.48%
Cynthia Cai	—
Richard Cotton	47,529	*
Martin Mellish	—
Michael P. Murphy(3)(4)	848,333	4.85%
Deepak Sadagopan	—	*
Niko Pagoulatos, Ph.D.(6)	40,417	*
Nils Windler(7)	72,744	*
Peter M. Carlson	—
Vincent Capone(8)	57,743	*
Erich Spangenberg(9)	4,736,131	27.09%
John Michael DiMaio, M.D.(10)	2,485,908	14.22%
All Directors and Executive Officers of the Company as a Group (13 Individuals)(11)	9,975,670	56.73%

Five Percent Holders
Erich Spangenberg(12)	4,736,131	27.09%
John Michael DiMaio(13)	2,485,908	14.22%
Wensheng Fan	1,686,865	9.48%
Octopus Investments plc(15)	960,211	5.49%
Jeffrey Thatcher, Ph.D.(16)	820,723	4.68%

*         Less than one percent.

(1)      Unless otherwise noted, the business address of each of the following individuals is c/o Spectral AI, Inc., 2515 McKinney Avenue, Suite 1000, Dallas, Texas 75201.

(2)      Excludes Shares issuable pursuant to warrants issued in connection with the Rosecliff Initial Public Offering.

(3)      Shares of Common Stock following the conversion of Class B common stock upon the Closing on a one-for-one basis, subject to adjustment, as described in the section entitled “Description of Securities” in our prospectus filed with the SEC pursuant to Rule 424(b)(4) (File No. 333-252478).

(4)      Rosecliff Acquisition Sponsor I LLC, the Sponsor, is the record holder of 848,333 shares of Common Stock following the conversion of Class B common stock upon the Closing of the Business Combination and has a principal place of business in New York. Michael P. Murphy is the managing member of Rosecliff Credit Opportunity Fund I GP, LLC, a Delaware limited liability company, which is the general partner of Rosecliff Credit Opportunity Fund I, L.P., a Delaware limited partnership, which is the managing member of the Sponsor. Each of Rosecliff Credit Opportunity Fund I GP, LLC and Rosecliff Credit Opportunity Fund I, L.P. has a principal place of business in New York. Mr. Murphy is a U.S. person living in New York.

(5)      Includes 1,652,086 shares issuable upon exercise of stock options of the Company which are exercisable within 60 days of the date hereof.

(6)      Consists of 40,417 shares issuable upon exercise of stock options of the Company which are exercisable within 60 days of the date hereof.

(7)      Consists of 72,744 shares issuable upon exercise of stock options of the Company which are exercisable within 60 days of the date hereof.

(8)      Includes 48,043 shares issuable upon exercise of stock options of the Company which are exercisable within 60 days of the date hereof.

(9)      Mr. Spangenberg joined our Board on November 10, 2023.

(10)    Dr. DiMaio joined our Board on February 7, 2024.

(11)    Includes 1,813,290 shares issuable upon exercise of stock options of the Company which are exercisable within 60 days of the date hereof.

(12)    Includes 577,574 shares held by Erich Spangenberg and 4,158,557 owned by ELS 1960 Family, L.P. The business address of ELS 1960 Family, L.P. is 241 Navajo Street, Miami, Florida 33166. ELS 1960 Family, L.P. is a limited partnership that was established in 2017 for the benefit of Mr. Erich Spangenberg and his heirs. Mr. Spangenberg is currently the majority limited partner of ELS 1960 Family, L.P. and the co-managing partner of ELS 1960 Family GP, LLC which also holds an interest in ELS 1960 Family, L.P.

(13)    The business address for Dr. DiMaio is 4708 Alliance Blvd., Pavilion I, Suite 540, Plano, Texas 75093.

(14)    The business address for Board of Regents of the University of Texas System for the Benefit of the University of Texas Southwestern Medical Center is UT Southwestern Medical Center, 5323 Harry Hines Blvd., Dallas, Texas 75390

(15)    The business address for Octopus Investments plc is PO Box 10847, Chelmsford CM99 2BU. Octopus Investments is a United Kingdom based financial services company managing more than £12.9 billion on behalf of over 63,000 investors while employing over 750 employees. It is the United Kingdom’s largest provider of venture capital trust (VCT), Enterprise Investment Scheme (EIS) and Business Property Relief (BPR)-qualified investments. VCT, EIS and BPR programs are large UK government-sponsored programs to provide tax and other incentives for institutional and individual investments in areas such as venture capital and commercial real estate transactions.

(16)    Includes 820,723 shares issuable upon exercise of stock options of the Company which are exercisable within 60 days of the date hereof.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors, our executive officers and anyone owning beneficially more than ten percent of our registered equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file with the SEC reports of their ownership and changes to their ownership of our securities. They must also furnish copies of the reports to us. Based solely on our review of the reports furnished to us and any written representations we received that no other reports were required, we believe that, during the fiscal year ended December 31, 2023, our officers, directors and ten-percent stockholders complied with all Section 16(a) filing requirements applicable to them.

EXECUTIVE OFFICERS OF THE REGISTRANT

Name	Age	Position
Executive Officers
Wensheng Fan(1)	55	Former Chief Executive Officer and Director
Niko Pagoulatos, Ph.D.(2)	50	Chief Operating Officer
Peter M. Carlson(3)	59	Chief Executive Officer and Director
Nils Windler(4)	49	Former Chief Financial Officer
Vincent Capone(5)	57	Chief Financial Officer and General Counsel

(1)      Mr. Fan resigned as the Company’s Chief Executive Officer and as a director of the Company on February 29, 2024

(2)      Dr. Pagoulatos resigned as the Company’s Chief Operating Officer on March 29, 2024.

(3)      Mr. Carlson was appointed as the Company’s Chief Executive Officer on February 29, 2024.

(4)      Mr. Windler resigned as our Chief Financial Officer effective January 3, 2024.

(5)      Mr. Capone was appointed as the Company’s Chief Financial Officer on February 29, 2024, in addition to his previous role as the Company’s General Counsel and Corporate Secretary.

Each officer’s term of office extends until their earlier resignation or removal by the Board of Directors.

Peter M. Carlson

Mr. Carlson was appointed as the Company’s Chief Executive Officer effective February 29, 2024. Mr. Carlson most recently served as the Company’s Chief Financial Officer. Prior to his role as CFO at the Company, Mr. Carlson served as CFO at MiMedx Group, Inc., a pioneer and leader in the advanced wound care space. Prior to joining MiMedx, Mr. Carlson was with Brighthouse Financial, and played an essential role in establishing Brighthouse as a separate public company after its spin-off from MetLife, Inc., where he worked for eight years. At MetLife, as Chief Accounting Officer, he led accounting, tax and financial reporting activities, along with budgeting and financial planning. Prior to MetLife, Pete was the Controller at Wachovia Corporation and an audit partner for a Big Four accounting firm. Mr. Carlson currently serves as a Board Member at White Mountains Insurance Group and as a trustee for Wake Forest University. He is a certified public accountant in New York and North Carolina, and he received a Bachelor of Science from Wake Forest University.

Vincent Capone

Prior to his joint role as Chief Financial Officer and General Counsel, Mr. Capone has served as General Counsel and Corporate Secretary of the Company since March 2022. Prior to joining the Company, Mr. Capone most recently served as President of a New York-based private equity fund investing in technology companies. Mr. Capone has an extensive background in representing life science and technology companies and he has a proven track record as a business-focused and results-oriented leader in driving corporate growth and development. He began his career at KPMG, LLP before practicing corporate and securities law. He has more than 20 years of broad legal experience, first at Morgan Lewis LLP, then as a Partner at Reed Smith LLP. Mr. Capone serves as a senior advisor to Alexet Capital Associates, LLC and is a Board Member of the Ryan Lesher Foundation, a non-profit organization assisting families in Bucks County, Pennsylvania. Additionally, while currently inactive, he was a certified public accountant in Pennsylvania. Mr. Capone earned both his J.D. and M.B.A. degrees from Temple University and his B.S. degree in Accounting from The Pennsylvania State University.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors (the “Board”) has fixed the number of directors at six for the coming year. The Board, upon recommendation from the Nominating and Corporate Governance Committee, has nominated the individuals listed below for election as directors at the Annual Meeting to be held on May 14, 2024, to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Each nominee has consented to being named a nominee in this proxy statement and to serve, if elected, as a director. If any nominee is unable to serve, proxies will be voted for such other candidates as may be nominated by the Board.

Required Vote

Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes, and votes withheld will not be treated as votes cast for this purpose and will not affect the outcome of the election.

The Board of Directors recommends that you vote FOR the election of each of the nominees listed below.

Nominees for Director

The following table contains certain information about the nominees for director as of April 2, 2024, including their business experience, qualifications and other directorships. All of the directors’ present terms expire in 2024.

Name and Age	Business Experience During Past Five Years, Other Directorships and Qualifications	Director Since
Richard Cotton Age: 63

Richard Cotton is the current Chairman of the Company’s Board of Directors. Richard Cotton has a wealth of experience in non-executive director, advisory and senior financial roles in life sciences and other industrial sectors. His extensive experience covers all the value creation activities from R&D, to manufacturing and commercial in international organizations. He has significant experience in the development and successful execution of strategy, corporate finance and M&A, capital markets and governance. Currently Richard is Chair at Nasdaq listed AI predictive diagnostics company Spectral AI, and is also a Financial Adviser at Novumgen Ltd., a Specialty Pharmaceuticals company. His prior executive roles include highly successful tenures as Chief Financial Officer at Dechra Pharmaceuticals plc, an FTSE 250 animal health company, and as Chief Financial Officer at Consort Medical plc., a medical device and drug formulation business. Mr. Cotton is a fellow of the Chartered Institute of Management Accountants and holds a BA (Hons) in Business Studies from Kingston University.

6/2021
Peter M. Carlson Age: 59

Mr. Carlson is the Company’s Chief Executive Officer. Mr. Carlson most recently served as the Chief Financial Officer of the Company. Prior to his role as CFO at the Company, Mr. Carlson served as CFO at MiMedx Group, Inc., a pioneer and leader in the advanced wound care space. Prior to his work at MiMedx, Mr. Carlson served as Chief Operating Officer at Brighthouse Financial, Inc. after its spin-off from MetLife, Inc., where he worked for eight years. At MetLife, Mr. Carlson served as the Chief Accounting Officer. Prior to MetLife, Mr. Carlson was the Controller at Wachovia Corporation and an audit partner for a Big Four accounting firm. Mr. Carlson serves as a Board Member at White Mountains Insurance Group and as a trustee for Wake Forest University. He is a certified public accountant in New York and North Carolina, and he received a Bachelor of Science from Wake Forest University.

2/2024

Name and Age	Business Experience During Past Five Years, Other Directorships and Qualifications	Director Since
Dr. J. Michael DiMaio Age: 68

Dr. Michael DiMaio is one of the Company’s founders and previously served as the Company’s Chief Executive Officer and Chairman of the Board of Directors from 2011 to 2020. He is the Chief of Staff and a practicing board-certified general, cardiac and thoracic surgeon at Baylor Scott & White-The Heart Hospitals. He has been elected or served as a member on many distinguished medical organizations including the American Surgical Association, Society of Thoracic Surgeons, American College of Surgeons, American Association of Thoracic Surgery, American Heart Association, American Burn Association, International Society of Heart and Lung Transplantation, American Society of Transplant Surgeons, and the Southern Thoracic Surgical Association. He has authored nearly 500 peer-reviewed publications and directs a research group that has produced over 1,000 publications in medical journals that include JAMA, New England Journal of Medicine, Lancet, Science, and Circulation. Dr. DiMaio has served as an editorial board member or reviewer for some the most prestigious medical journals in the world and has served as a grant reviewer for the National Institutes of Health (NIH), the American Heart Association, and the U.S. Department of Defense in an addition to serving on international medical guideline committees. Dr. DiMaio earned his medical degree from the University of Miami and completed his internal medicine, general surgery, and cardiothoracic surgery residencies at Duke University Medical Center.

2/2024
Martin Mellish Age: 66

Martin Mellish has served as the founding director of Aspen Advisory Services Ltd., since 1994. Aspen is a London-based private office overseeing investments in North America, Europe, and Asia. Mr. Mellish serves as non-executive director of Nucana Ltd (NASD: NCNA; member, Audit Committee) a clinical-stage biopharmaceutical company focused on improved chemotherapy agents, and Levitronix Technologies Inc. (Chair, Audit Committee) a technology company handling high-purity fluids for the semiconductor and life science industries, among other non-executive directorships. He is a member of the International Advisory Council of the Massachusetts General Hospital (MGH), Boston. He holds an M.Sc. from the Master of Health Care Delivery Science program at Dartmouth; an SM (Management) from the Massachusetts Institute of Technology and an M.Sc. (Accounting) from Northeastern University.

6/2021
Deepak Sadagopan Age: 50

Deepak Sadagopan currently serves as Chief Operating Officer of Population Health at Providence St. Joseph Health, where he leads population health initiatives across the system to transform care. Mr. Sadagopan has more than 22 years of experience in health care, serving in leadership roles at Siemens PLM Solutions, Quest Diagnostics, McKesson, and Edifecs. Over the past eight years, he has focused on working closely with payers and providers on the use of technology to drive business decisions making the transition from volume to value-based delivery models. Mr. Sadagopan is a leading voice in ensuring value-based care and Health IT policy initiatives enable equitable access to health care. He serves on the steering committee for HL7’s DaVinci Accelerator to guide value-based care collaboration between payers and providers, and on the Department of Health and Human Services’ ONC FAST National Steering Committee to accelerate interoperability data standards. He serves on the faculty of the School of Public Health at the University of Washington as Clinical Assistant Professor, teaching MHA courses in Value-Based Care and economics. Mr. Sadagopan earned his master’s degree in healthcare delivery and economics from Dartmouth College. He also has a master’s degree in engineering, specializing in data science, from the University of Connecticut and has completed an executive management program with the MIT Sloan School of Management.

9/2023

Name and Age	Business Experience During Past Five Years, Other Directorships and Qualifications	Director Since
Marion Snyder Age: 51

In her current position as Sr. Director Corporate Accounts at Shockwave Medical, Ms. Snyder spearheads the strategic development of corporate strategy related to its corporate and government accounts. Ms. Snyder has also founded Lakeview Healthcare Consulting, offering strategic guidance on the market access landscape in the US Healthcare market. During her nine-year tenure at MiMedx Group, Ms. Snyder held pivotal roles including Chief of Staff to the CEO, Senior Vice President of Government Affairs, and Senior Vice President of Market Access. In these roles, she oversaw key cross functional corporate projects including employee engagement and board presentations. Marion also played a key role in government affairs and patient advocacy efforts. As the co-chair of the organization’s first Inclusion and Diversity Council, Ms. Snyder displayed her dedication to creating an inclusive work environment. Her experience of over 13 years at Pfizer, including roles such as Director of Payer Marketing, Channel Account Manager and Government Account Manager, highlights her diverse skill set and she was instrumental in driving brand payer marketing planning, developing strategic business plans and fostering partnerships across various account types. She earned a BS degree in Business Administration with a concentration in marketing from Delaware Valley University. Ms. Snyder is affiliated with the Healthcare Businesswoman’s Association and serves as a director on the board of the Palmetto Chapter of Folds of Honor. Marion is also engaged in volunteer work with the Therapy Dogs Program at the Medical University of South Carolina.

New Nominee

Board Diversity Matrix (as of April 2, 2024)

The table below highlights the current gender identity and demographic background of the members of the Board, in compliance with Nasdaq’s Listing Rule 5605. We have excluded categories that are not applicable to our directors.

Total Number of Directors	7
Part I: Gender Identity	Female	Male
Directors	1	6
Part II: Demographic Background
Asian	1	1
White	0	5

BOARD OF DIRECTORS AND COMMITTEES

During the year ended December 31, 2023, our Board held 18 meetings. Each of our directors attended at least 75% of the aggregate of the total number of meetings of our Board and the total number of meetings of our Board’s committee meetings for the committee(s) on which that director served. The Board has standing Audit, Compensation, Nominating and Corporate Governance and Executive Committees. During the year ended December 31, 2023, the Audit Committee held five meetings, the Compensation Committee held four meetings, the Nominating and Corporate Governance Committee held one meeting and the Executive Committee held one meeting. We encourage, but do not require, our Board members to attend the Annual Meeting of Stockholders. Last year, all of our directors attended the Annual Meeting of Stockholders.

Leadership Structure.    Richard Cotton currently serves as our Chairman of the Board and Peter M. Carlson serves as our Chief Executive Officer.

Director Independence.    The Board has determined that Messrs. Cotton, Mellish and Sadagopan and Dr. Cai are “independent directors” as defined in the Nasdaq Stock Market listing standards, based on information known to the Company and on the annual questionnaire completed by each director.

Risk Oversight.    As part of its charter, the Board is responsible for monitoring the risks that affect the Company, including operational, legal, regulatory, strategic and reputational risks. As part of routine Board meetings, management presents the Board with updates regarding key facets of the Company’s operations. The Board is responsible for assessing risks based on their working knowledge of the Company and the risks inherent in its business. As discussed below, the Audit Committee is responsible for monitoring the Company’s financial risk.

Audit Committee.    The Audit Committee currently consists of Martin Mellish (Chair), Richard Cotton and Deepak Sadagopan. Our Board of Directors has determined that each member of the Audit Committee satisfies the independence and financial literacy requirements as defined by applicable Nasdaq Stock Market listing standards governing the qualifications of Audit Committee members. Martin Mellish qualifies as an “audit committee financial expert” under the rules of the SEC and satisfies the financial sophistication requirements under applicable Nasdaq Stock Market listing qualifications. The Audit Committee assists our Board of Directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management. The Board has delegated to the Audit Committee the responsibility of monitoring the Company’s financial risks. Any material financial risks identified by the Audit Committee are reported to the full Board.

Compensation Committee.    The Compensation Committee currently consists of Cynthia Cai (Chair) and Martin Mellish, both of whom our Board has determined are independent directors under the listing standards of the Nasdaq Stock Market governing the independence of directors. The Compensation Committee’s determines our general compensation policies and the compensation provided to our officers. The Compensation Committee also makes recommendations to our Board regarding director compensation. In addition, the Compensation Committee reviews and determines security-based compensation for our directors, officers, employees and consultants and will administer our equity incentive plans. Our Compensation Committee also oversees our corporate compensation programs. The Compensation Committee operates under a written charter adopted by the Board.

Executive Committee.    The Executive Committee currently consists of Erich Spangenberg (Chair), Richard Cotton, Peter Carlson and Martin Mellish. The Executive Committee shall, during the intervals between meetings of the Board, have all delegable power and authority of the Board regarding the management of the business and affairs of the Company that are not separately delegated to other committees of the Board. In addition, the Executive Committee shall assist the Company in discussing and reviewing all manner of significant financial transactions and related opportunities prior to review and approval or denial by the Board. The Executive Committee operates under a written charter adopted by the Board.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee currently consists of Erich Spangenberg (Chair), Richard Cotton and Cynthia Cai. Our Board has determined that Mr. Cotton and Dr. Cai are independent directors under the listing standards of the Nasdaq Stock Market governing the independence of directors. The Nominating and Corporate Governance Committee’s responsibilities include identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next Annual Meeting of Stockholders, as well as candidates to fill vacancies on the Board. Additionally, the Nominating and Corporate Governance Committee recommends to the Board the directors to be appointed to Board committees. The Nominating and Corporate Governance Committee also developed and recommended to the Board a set of corporate governance guidelines and oversees the effectiveness of our corporate governance in accordance with those guidelines. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board.

To assist in identifying director candidates in the future, the Nominating and Corporate Governance Committee may engage the services of third-party firms. The Nominating and Corporate Governance Committee also considers director candidates suggested by members of the Nominating and Corporate Governance Committee, other directors, management and stockholders. The process followed by the Nominating and Corporate Governance Committee to evaluate director candidates, includes evaluating biographical information and background materials relating to potential candidates and interviewing (with Board members) selected candidates.

In considering whether to recommend any candidate for inclusion in the Board’s slate of director nominees, the Nominating and Corporate Governance Committee will evaluate the candidate against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including, among others:

•        the extent to which the candidate’s skills, experience, and perspective adds to the range of talent appropriate for the Board and whether such attributes are relevant to the needs of our Company;

•        the candidate’s ability to dedicate the time and resources sufficient for the diligent performance of Board duties;

•        whether the candidate meets the independence requirements under applicable Nasdaq Stock Market listing standards; and

•        the extent to which the candidate holds any position that would conflict with responsibilities to the Company.

The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities.

In identifying nominees for director, however, consideration is given to the diversity of professional experience, education and backgrounds among the directors so that a variety of points of view are represented in Board discussions and deliberations concerning our business.

Stockholders may recommend candidates for the Nominating and Corporate Governance Committee to consider as potential director nominees by submitting names, biographical information, and background materials to the Nominating and Corporate Governance Committee, c/o General Counsel, Spectral AI, Inc., 2515 McKinney Avenue, Suite 1000, Dallas, TX 75201. The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis as further described in the Nominating and Corporate Governance Committee’s charter. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria used for candidates submitted by Board members.

The Nominating and Corporate Governance Committee will also consider whether to nominate any person nominated by a stockholder in accordance with the provisions of the Company’s bylaws relating to stockholder nominations as described in “Deadline for Stockholder Proposals and Director Nominations” below. To date, no stockholder has recommended a candidate for director nominee to the Nominating and Corporate Governance Committee or to the Board of Directors.

Committee Charters.    You may view copies of the charters of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and Executive Committee as currently in effect, on the corporate governance section of our website, www.spectral-ai.com.

Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors.    Our Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all of our employees, executive officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The Code of Conduct is available on our website. Any amendments to the Code of Conduct, or any waivers of its requirements, are expected to be disclosed on its website to the extent required by applicable rules and exchange requirements.

Corporate Governance Guidelines.    We have adopted a set of corporate governance guidelines to provide the framework for the governance of our Board and to assist our Board in the exercise of its responsibilities. These guidelines reflect our Board’s commitment to monitoring the effectiveness of policy and decision-making both at the board and management levels, with a view to enhancing stockholder value over the long term. The corporate governance guidelines are available on our website.

Insider Trading Policy.    Our Board has adopted an Insider Trading Policy applicable to all of our directors, executive officers and certain covered employees, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers, that governs trading on the Company’s securities or securities of certain other publicly traded companies while in possession of confidential information. This policy provides for certain trading windows and requires pre-clearance of all transactions in the Company’s securities for certain Company insiders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions

Other than the investment in our new intellectual property subsidiary and the Registration Rights listed below, there has been no transaction, and no transaction is currently proposed, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Investment in Spectral IP, Inc.

On March 7, 2024, the Company formed a new wholly-owned subsidiary, Spectral IP, Inc. (“Spectral IP”), to advance intellectual property relevant to the broader Artificial Intelligence ecosystem, with a specific emphasis on healthcare. On March 19, 2024, the Company received a $1.0 million investment into Spectral IP from an affiliate of the Company’s largest stockholder. The investment is structured as a one-year note payable with interest accruing at an annual rate of 8.00% and requiring earlier prepayment if Spectral IP is spun-off to the Company’s shareholders or is sold.

Registration Rights

On September 11, 2023, we consummated the business combination (the “Business Combination”) contemplated by that certain Business Combination Agreement, dated as of April 11, 2023, by and among Rosecliff Acquisition Corp I (“RCLF”), Ghost Merger Sub I, Inc. (“Merger Sub I”), Ghost Merger Sub II, LLC (“Merger Sub II”), and Spectral MD Holdings, Ltd. (“Legacy Spectral”), whereby Merger Sub I merged with and into Legacy Spectral (the “First Merger”), with Legacy Spectral surviving the First Merger as a wholly owned subsidiary of RCLF and RCLF changed its name to “Spectral AI, Inc.”, and, immediately following the First Merger, Legacy Spectral merged with and into Merger Sub II (the “Second Merger”), with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of RCLF (collectively, the “Merger”).

Pursuant to the Business Combination agreement, at the closing of the Business Combination (the “Closing”), RCLF, RCLF’s Sponsor (the “Sponsor”) and certain stockholders of the Company entered into the Registration Rights/Lock-Up Agreement (the “Registration Rights/Lock-Up Agreement”), pursuant to which, among other things, the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Common Stock and other equity securities of the Company that are held by the parties thereto from time to time. Legacy Spectral stockholders party to the agreement also agreed, among other things and subject to limited exceptions, that their shares received as consideration in connection with the Business Combination may not be transferred until the date that is six months following Closing, and the Sponsor and other holders of Founder Shares agreed, among other things, that the shares of Common Stock held by the Sponsor (other than shares acquired in any potential Private Placement or shares acquired in the public market) may not be transferred until the date that is six months following the Closing. On February 7, 2024, Dr. J. Michael DiMaio and Erich Spangenberg, who together hold approximately 45% of the Company’s outstanding shares, each agreed to an additional six-month extension of the current lock-up of their outstanding shares under the Registration Rights/Lock-Up Agreement through a new agreement.

Policy on Related Person Transactions

The Company adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest.

A “Related Person” means:

•        any person who is or was (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K and proxy statement, even if such person does not presently serve in that role) an executive officer, director or nominee for director of the Company;

•        any person who is known by the Company to be the beneficial owner of more than 5% of any class of its voting stock; and

•        any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a person, and any person (other than a tenant or an employee) sharing the household of such person.

It is also anticipated that the Company will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

2023 Summary Compensation Table

The following table summarizes the compensation earned by each of our named executive officers for the fiscal year ended December 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Wensheng Fan(4)	2023	523,958	385,000		370,806	88,757	1,368,521
Former Chief Executive Officer	2022	496,875	265,000		232,000	92,804	1,086,679
Nils Windler(5)	2023	350,000	60,000		117,056	33,122	560,177
Former Chief Financial Officer	2022	350,000	50,000		103,982	19,814	523,796
Niko Pagoulatos, Ph.D.(6)	2023	350,000	—		78,611	33,423	462,035
Chief Operating Officer	2022	38,447	20,000		11,792	1,873	72,112
Vincent Capone(7)	2023	331,250	65,000		97,010	34,616	527,876
General Counsel and Chief Financial Officer	2022	162,500			45,600	11,837	219,937
Christine Marks	2023	286,500	40,000		23,354	22,818	372,672
Vice President, Marketing & Commercialization	2022	193,750			11,400	12,017	217,167

(1)      The amounts shown in this column represent the payments of bonuses earned during fiscal year 2022.

(2)      The amounts shown in this column represent the grant date fair values of option awards granted in 2023 as computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification Topic 718. See Note 12 to the consolidated financial statements for a discussion of the assumptions used in the calculation of these amounts.

(3)      For Mr. Fan, in 2023, the amount included in this column consists of $51,777 for his participation as an executive member of our board of directors; $17,893 representing matching contributions to Mr. Fan’s 401(K) plan and $19,088 for health benefits provided to him.

          For Mr. Fan, in 2022, the amount included in this column consists of $48,392 for his participation as an executive member of our board of directors; $25,896 representing matching contributions to Mr. Fan’s 401(K) plan and $18,516 for health benefits provided to him.

          For Mr. Windler, in 2023, the amount included in this column consists of $15,272 representing matching contributions to Mr. Windler’s 401(K) plan and $17,850 for health benefits provided to him.

          For Mr. Windler, in 2022, the amount included in this column consists of $19,814 for health benefits provided to him.

          For Dr. Pagoulatos in 2023, the amount in this column consists of $15,563 in matching contributions to Dr. Pagoulatos’ 401(K) plan and $17,860 for health benefits provided to him.

          For Dr. Pagoulatos in 2022, the amount in this column consists of $1,873 for health benefits provided to him.

          For Mr. Capone in 2023, the amount in this column consists of $20,275 in matching contributions to Mr. Capone’s 401(K) plan and $14,341 for health benefits provided to him.

          For Mr. Capone in 2022, the amount in this column consists of $5,250 in matching contributions to Mr. Capone’s 401(K) plan and $6,587 for health benefits provided to him.

          For Ms. Marks in 2023, the amount in this column consists of $17,062 in matching contributions to Ms. Marks’ 401(K) plan and $5,756 for health benefits provided to her.

          For Ms. Marks in 2022, the amount in this column consists of $6,875 in matching contributions to Ms. Marks’ 401(K) plan and $5,142 for health benefits provided to her.

(4)      Mr. Fan resigned as our Chief Executive Officer effective February 29, 2024.

(5)      Mr. Windler resigned as our Chief Financial Officer effective January 3, 2024.

(6)      Dr. Pagoulatos was hired effective as of November 7, 2022 and resigned as our Chief Operating Officer on March 29, 2024.

(7)      Mr. Capone was appointed as our Chief Financial Officer effective February 29, 2024, in addition to his position as General Counsel.

Narrative Disclosure to Summary Compensation Table

Base Salary

We provide each named executive officer with a base salary for the services that the executive officer performs for us. This compensation component constitutes a stable element of compensation while other compensation elements are variable. Base salaries are reviewed annually and may be increased based on the individual performance of the named executive officer, company performance, any change in the executive’s position within our business, the scope of their responsibilities and market data.

Equity Incentive Awards

We previously maintained the Spectral MD Holdings, Ltd. 2018 Long Term Incentive Plan (the “2018 Plan”), which provided for the discretionary grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, stock units, performance shares, performance units, incentive bonus awards and other cash-based or stock-based awards to our eligible employees, directors and consultants, including the named executive officers.

In September 2022, we adopted the Spectral MD Holdings, Ltd. 2022 Long Term Incentive Plan (the “2022 Plan”). The 2022 Plan provides for the discretionary grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, stock units, performance shares, performance units, incentive bonus awards and other cash-based or stock-based awards to our employees, directors and consultants.

In 2023, we awarded options to key employees (including our named executive officers) for retention, engagement and bonus compensation awards. These awards are designed to align a portion of our named executive officers’ compensation with the interests of our existing stockholders and to build retention value by incentivizing our named executive officers to remain in our service. For information on the grant dates, vesting terms and expiration terms, as applicable, of these equity awards, as well as other outstanding stock options under the 2018 Plan and 2022 Plan. See the Outstanding Equity Awards at 2023 Fiscal Year-End Table.

Health and Retirement Benefits

We provide medical, dental, vision, life insurance and disability benefits to all eligible employees. Our named executive officers are eligible to participate in these benefits on the same basis as all other employees. We maintain a 401(k) savings plan that allows participants, including our named executive officers, to defer cash compensation into the plan up to the maximum annual deferral limit under applicable IRS guidelines. Eligible employees begin to receive benefits on their first day of employment and are fully vested in their salary deferrals. We provide fully vested safe-harbor employer matching contributions equal to 100% of the first 6% of cash compensation deferred into the 401(k) plan by participants for each year.

Each of the 2018 Plan and 2022 Plan provide that upon a “Change in Control” (as defined therein), our Compensation Committee may accelerate the vesting of options granted pursuant to the 2018 Plan or the 2022 Plan or make such adjustments to the existing grants as the committee deems appropriate to reflect such Change in Control transaction. Upon a termination of employment of our executive officers, all options granted under the 2018 Plan or the 2022 Plan are required to be exercised within 90 days of termination of such executive’s employment with us or such options will be forfeited and included back in the 2018 Plan and 2022 Plan.

Outstanding Equity Awards at Fiscal Year-End 2023

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2023.

	Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Wensheng Fan(2)(3)	5/1/2019	872,939	—	1.03	5/1/2029
	6/25/2020	261,882	—	2.17	6/25/2030
	6/25/2020	87,294	—	2.17	6/25/2030
	11/20/2020	—	—	2.06	11/20/2023
	1/15/2021	342,192	—	2.17	1/15/2031
	10/8/2021	6,466	3,233	5.46	10/8/2031
	2/3/2022	51,730	25,865	4.95	2/3/2032
	4/13/2023	—	22,044	4.54	4/13/2033
	4/13/2023	—	66,705	4.54	4/13/2033

Nils Windler(4)(5)	12/17/2021	70,050	26,943	5.26	12/17/2031
	4/13/2023	—	12,932	4.48	4/13/2033
	4/13/2023	—	6,466	4.48	4/13/2033

Dr. Niko Pagoulatos, Ph.D.(6)(7)	11/07/2022	28,913	49,730	3.81	11/07/2032
	11/07/2022	8,810	9,540	3.81	11/07/2032

Vincent Capone(8)(9)	5/06/2022	16,165	44,790	4.47	5/06/2032
	5/06/2022	—	6,939	4.47	5/06/2032
	4/13/2023	—	6,014	4.48	4/13/2033
	4/13/2023	—	12,027	4.48	4/13/2033
	6/29/2023	—	6,466	5.54	6/01/2033
	6/29/2023	—	12,932	5.54	6/01/2033

Christine Marks(10)	5/06/2022	4,210	12,933	4.47	5/06/2032
	4/13/2023	—	7,274	4.48	5/06/2032

Peter Carlson(11)	—	—	—	—	—

(1)      Each of the options granted were incentive stock options and were issued at their then current fair market value.

(2)      The options awarded to Mr. Fan vest in three equal annual installments beginning on the grant date, subject to his continued provision of service to us on each vesting date.

(3)      Mr. Fan resigned as our Chief Executive Officer effective February 29, 2024.

(4)      The options awarded to Mr. Windler vest in three equal annual installments beginning on the grant date, subject to his continued provision of service to us on each vesting date.

(5)      Mr. Windler resigned as our Chief Financial Officer effective January 3, 2024.

(6)      The options awarded to Dr. Pagoulatos vest in three equal annual installments beginning on the grant date, subject to his continued provision of service to us on each vesting date.

(7)      Dr. Pagoulatos resigned as our Chief Operating Officer on March 29, 2024.

(8)      The options awarded to Mr. Capone vest in three equal annual installments beginning on the grant date, subject to his continued provision of service to us on each vesting date.

(9)      Mr. Capone was appointed as Chief Financial Officer effective February 29, 2024, in addition to his role as General Counsel.

(10)    The options awarded to Ms. Marks vest in three equal annual installments beginning on the grant date, subject to his continued provision of service to us on each vesting date.

(11)    Mr. Carlson was not issued an equity award until January 3, 2024, when he joined the Company.

Director Compensation in Fiscal Year 2023

In 2023, we paid our non-executive and executive directors cash compensation for their contributions to the operations of the business. The following table provides the compensation amounts for each non-executive member of the Board of Directors for 2023. Mr. Fan received $51,777 for his participation as an executive member of our board of directors. For additional details on Mr. Fan’s compensation, please see the 2023 Summary Compensation Table on page 15 of this proxy statement.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Richard Cotton	88,983	32,270		121,253
Gerry Beaney(1)	58,985	—		58,985
Cynthia Cai	73,445	32,270		105,715
Martin Mellish	93,509	32,270		125,779
Deepak Sadagopan(2)	10,000	—		10,000
Erich Spangenberg(3)	10,000	6,525		16,525
Michael Murphy(4)	—	—		—

(1)      Mr. Beaney resigned from the Board on September 8, 2023 in connection with the closing of the Business Combination.

(2)      Mr. Sadagopan joined the Board on September 11, 2023 in connection with the closing of the Business Combination.

(3)      Mr. Spangenberg joined the Board on November 27, 2023.

(4)      Mr. Murphy joined the Board on September 11, 2023 in connection with the closing of the Business Combination. Mr. Murphy resigned from the Board on January 30, 2024.

Executive Officer and Director Compensation Arrangements

Equity

In connection with the Business Combination, the equity-based awards for Spectral’s named executive officers were treated in accordance with the terms of the Business Combination Agreement and converted into equity-based awards that settle in shares of the Company’s Common Stock.

RCLF and Spectral waived the requirement in the Business Combination Agreement that RCLF approve and adopt the Equity Incentive Plan to be effective in connection with the Business Combination. Instead, the Company will seek to approve and adopt a new equity incentive plan at its first annual meeting following the Business Combination, pursuant to the terms of the Business Combination Agreement, which shall provide for an aggregate share reserve thereunder equal to (a) such number of shares of Common Stock sufficient to satisfy all Legacy Spectral Options plus (b) no more than 15% of RCLF’s fully-diluted outstanding stock immediately after the Business Combination. The Equity Incentive Plan shall also include a customary 5% evergreen provision.

Employment Arrangements

We entered into employment agreements (the “Executive Employment Agreements”) with each of Wensheng Fan, Peter Carlson, Nils Windler, Vincent Capone and Dr. Niko Pagoulatos, that govern certain terms and conditions of such executive officers’ employment with us. The Executive Employment Agreements provide for base salary, eligibility to receive an annual bonus, eligibility to receive certain severance benefits upon involuntary terminations of employment, as well as customary confidentiality, assignment of intellectual property provisions, and certain restrictive covenants, including post-employment non-solicitation provisions.

Non-Employee Director Compensation

The Company’s Board expects to review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors. The Company has adopted a director compensation program that is designed to align compensation with its business objectives and the creation of stockholder value, while enabling the Company to attract, retain, incentivize and reward directors who contribute to the long-term success of the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2023, with respect to shares of our Common Stock that may be issued under our existing compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options and RSUs	Weighted-average exercise price of Outstanding options, and RSU’s	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders(1)	3,673,146	2.22	1,792,918(2)
Equity compensation plans not approved by security holders	n/a	n/a	4,326,854(3)
Total	3,673,146	2.22	4,326,854(4)

(1)      Consists of the Spectral MD, Inc. 2018 Long Term Incentive Plan, as amended (the “2018 Plan”) and the Spectral MD Holdings, Ltd. 2022 Long Term Incentive Plan, as amended (the “2022 Plan”).

(2)      Consists of shares reserved for issuance for future grants under the 2022 Plan.

(3)      Consists of shares reserved for issuance for future grants under the Company 2023 Long Term Incentive Plan, as described in Proposal 2 in this prospectus (the “2023 Plan”). The 2023 Plan replaces the 2018 Plan and 2022 Plan in their entirety.

(4)      Assumes stockholder approval of the 2023 Plan.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2023.

The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee the Company’s accounting and financial reporting, internal controls, and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the committee. The Audit Committee is comprised entirely of independent directors as defined by applicable Nasdaq Stock Market listing standards.

Management is responsible for our internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the standards established by the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor these processes. Before filing our Annual Report on Form 10-K, the Audit Committee will review and discuss the consolidated financial statements with management and KPMG LLP, our independent registered public accounting firm.

In the course of its oversight of the Company’s financial reporting process, the Audit Committee of the Board of Directors has:

•        reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2023;

•        discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by PCAOB Auditing Standards No. 1301;

•        reviewed and discussed with management and KPMG LLP the Company’s report on internal controls over financial reporting and the adequacy and effectiveness of the Company’s disclosure controls and procedures;

•        received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence;

•        discussed with KPMG LLP its independence; and

•        considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining its independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

By the Audit Committee,
Martin Mellish (Chair)
Richard Cotton
Deepak Sadagopan

PROPOSAL NO. 2: RATIFICATION OF 2023 LONG TERM INCENTIVE PLAN

General

Pursuant to the Business Combination, the options, restricted stock units and other securities issued pursuant to the 2018 Plan and the 2022 Plan are to be replaced with a corresponding security to be issued pursuant to the 2023 Plan. If the 2023 Plan is approved by the Stockholders at the Annual Meeting, no new grants will be made under the 2022 Plan and the 2018 Plan, and all outstanding grants under the 2018 Plan and 2022 Plan will be assumed by the 2023 Plan. The 2018 Plan and 2022 Plan will cease to operate upon adoption of the 2023 Plan.

On November 10, 2023, the Board, subject to Stockholder approval, (a) authorized the adoption of the 2023 Plan and (b) recommended that the 2023 Plan be approved by Stockholders. A copy of the 2023 Plan is attached hereto as Appendix I.

Description of the 2023 Plan

The following paragraphs provide a summary of the 2023 Plan. The following summary is qualified in its entirety by reference to the 2023 Plan, a copy of which is attached hereto as Appendix I. Unless otherwise specified, capitalized terms used in this summary have the meanings assigned to them in the 2023 Plan.

Awards.    The 2023 Plan permits the grant of options, stock appreciation rights (SARs), restricted stock, restricted stock units (RSUs), bonus stock and dividend equivalent payments with respect to Shares covered by Awards, and other stock-based awards (each, an “Award”) to certain Eligible Persons (defined below).

Eligibility.    Officers and employees of the Company or of any subsidiary of the Company and other persons who provide services to the Company or any of its subsidiaries, including directors of the Company (“Eligible Persons”) designated by the Administrator (defined below) are eligible to receive grants of Awards under the 2023 Plan. The number of participants eligible to participate in the 2023 Plan as of April 2, 2024 was 80 employees (including 4 executive officers and 76 other employees) and the 6 current non-employee directors. The number of consultants and independent contractors eligible to participate in the 2023 Plan is not determinable, but we currently expect the number to be low.

Administration.    Except with respect to Awards granted to non-employee directors, the 2023 Plan is administered by the Compensation Committee, unless the Board appoints another committee or person(s) for that purpose. With respect to Awards granted to non-employee directors, the Board administers the 2023 Plan (along with the Compensation Committee, as applicable, the “Administrator”), unless the Board determines otherwise. The Administrator has authority and discretion to determine the Eligible Persons to whom Awards are granted (“Participants”) and, subject to the provisions of the 2023 Plan, the terms of all Awards under the 2023 Plan. Pursuant to the charter of the Compensation Committee, the independent members of the Board approve Awards to the Chief Executive Officer. Subject to the provisions of the 2023 Plan, the Administrator has authority to interpret the 2023 Plan and agreements under the 2023 Plan and to make all other determinations relating to the administration of the 2023 Plan.

Stock Subject to the 2023 Plan.    If the 2023 Plan is approved by Stockholders, the maximum number of Shares that may be issued under the 2023 Plan will be 8,000,000 Shares, subject to adjustment in the event of any stock split or reverse stock split of the Common Stock and an evergreen provision for a period of 10 years, commencing January 1, 2025 in an amount equal to the lesser of (i) five percent of the total number of Shares outstanding on December 31st of the previous calendar year and (ii) an amount determined by the Board. The Shares reserved for issuance under the 2023 Plan represent approximately 45.76 percent of the Company’s outstanding shares of Common Stock on a fully diluted basis as of April 2, 2024. The number of Shares delivered to or withheld by the Company as payment for the exercise price of, or in satisfaction of withholding taxes arising from, options or other Awards granted under the 2023 Plan will be made available for new grants under the 2023 Plan. The full amount of stock-settled awards will be counted against the share pool. If any shares of restricted stock are forfeited, or if any Award terminates or expires such Shares will again be available for the grant of additional Awards. Substitute awards do not count against the number of Shares that may be issued under the 2023 Plan. The closing price of the Common Stock as of April 2, 2024 was $2.33 per share.

Options.    The 2023 Plan authorizes the grant of nonqualified stock options and incentive stock options. Incentive stock options are “incentive stock options” within the meaning of Section 422 of the Tax Code. Nonqualified stock options are stock options that are not incentive stock options. The exercise of an option permits the Participant to purchase Shares from the Company at a specified exercise price per Share. Options granted under the 2023 Plan are exercisable upon the terms and conditions as the Administrator will determine, subject to the terms of the 2023 Plan. The per Share exercise price of all options granted under the 2023 Plan may not be less than the greater of (a) the par value per Share or (b) 100% of the Fair Market Value of a Share (as defined in the 2023 Plan) on the Date of Grant. The 2023 Plan provides that the term during which options may be exercised is determined by the Administrator, except that no option may be exercised more than ten years after its Date of Grant.

SARs.    The 2023 Plan authorizes the Administrator to grant SARs that are either related or unrelated to an option granted under the 2023 Plan. An SAR entitles the Participant upon exercise to receive without cash payment to the Company, Shares, or a combination of cash and Shares, having a value equal to the appreciation in the Fair Market Value of the Shares covered by the SAR from the Date of Grant of the SAR (or, if the SAR relates to an option, the Date of Grant of the related option). The period during which an SAR may be exercised is determined by the Administrator, except that an SAR may not be exercised after the earlier of ten years after its Date of Grant or the expiration of the option to which it relates.

Restricted Stock Awards.    The 2023 Plan authorizes the Administrator to grant restricted stock awards. Shares covered by a restricted stock award are restricted against transfer and subject to forfeiture and any other terms and conditions as the Administrator determines, subject to the terms of the 2023 Plan. These terms and conditions may provide, in the discretion of the Administrator, for the vesting of awards of restricted stock to be contingent upon the achievement of one or more performance goals, as described below.

RSUs.    RSU awards granted under the 2023 Plan are contingent awards of Common Stock (or the cash equivalent thereof). Unlike in the case of awards of restricted stock, Shares are not issued immediately upon the award of RSUs, but instead Shares are issued upon the satisfaction of the terms and conditions as the Administrator may specify, subject to the terms of the 2023 Plan, including the achievement of performance goals.

Bonus Stock.    The 2023 Plan authorizes the grant of Shares as a bonus in lieu of obligations to pay cash or deliver other property under the 2023 Plan or under other plans or compensatory arrangements. Shares granted shall be subject to such other terms as shall be determined by the Administrator. In the case of any grant of Shares to an officer of the Company or a subsidiary in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Administrator.

Dividends and Dividend Equivalents.    The Administrator is authorized to grant dividend equivalents entitling the participant to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award.

Other Stock-Based Awards.    The 2023 Plan authorizes the grant of stock-based awards other than those described herein. These Awards are referred to in the 2023 Plan as “other stock-based awards” and have the terms and conditions as the Administrator may determine, subject to the terms of the 2023 Plan. The terms and conditions may provide for the grant, payment, or vesting of the other stock-based award to be conditioned upon the achievement of one or more performance goals.

Capital Adjustments.    Upon a change in the outstanding Common Stock by reason of a stock dividend, stock split, or reverse stock split (capital stock change), unless otherwise determined by the Administrator on or prior to the date of the capital stock change, each of the following will, automatically and without need for Administrator action, be proportionately adjusted:

•        the number of Shares subject to outstanding Awards;

•        the per Share exercise price of options and the per Share base price upon which payments under SARs that are not related to options are determined; and

•        the aggregate number of Shares as to which Awards thereafter may be granted under the 2023 Plan.

If the outstanding Common Stock changes as a result of a capital stock change, recapitalization, reclassification, extraordinary cash dividend, combination or exchange of shares, merger, consolidation or liquidation, the Administrator will, as it deems equitable in its discretion, substitute or adjust:

•        the number and class of securities subject to outstanding Awards;

•        the type of consideration to be received upon exercise or vesting of an Award;

•        the exercise price of options and base price upon which payments under SARs that are not related to options are determined;

•        the aggregate number and class of securities for which Awards may be granted under the 2023 Plan; or

•        the maximum number of securities with respect to which an employee may be granted Awards during any calendar year.

In the event of a merger or consolidation to which the Company is a party, the Administrator will take any action it deems necessary to prevent the enlargement or diminishment of Participants’ rights under the 2023 Plan and outstanding Awards and may cause any Award granted under the 2023 Plan to be canceled in consideration of a cash payment equal to the fair value of the canceled Award, as determined by the Administrator in its discretion.

Change of Control.    Upon a Change of Control (as defined in the 2023 Plan), unless provided otherwise in the applicable award agreement, the Administrator may: (a) cause any or all outstanding Awards to become vested and immediately exercisable, (b) cause any outstanding Option or SAR to become fully vested and immediately exercisable in accordance with the specific Award agreement for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option or SAR upon closing of the Change In Control, (c) cancel any unvested Award or unvested portion thereof, with or without consideration, (d) cancel any Award in exchange for a substitute award, (e) redeem any Restricted Stock or Restricted Stock Unit for cash and/or other substitute consideration with value equal to the Fair Market Value of an unrestricted Share on the date of the Change in Control, (f) cancel any Option or SAR in exchange for cash and/or other substitute consideration with a value equal to: (i) the number of Shares subject to that Option or SAR, multiplied by (ii) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or the base price of the SAR, and (g) take such other action as the Board or Administrator shall determine to be reasonable under the circumstances.

Exercise of Options or SARs.    An option or SAR may be exercised by a Participant delivering to the Company a notice of exercise and, in the case of options, full payment for the Shares with respect to which the option is exercised. To the extent authorized by the Administrator or provided for in the award agreement, payment may be made by Shares, cash, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis).

No Loans.    The 2023 Plan does not provide for the Company to make loans to the Company’s executive officers and directors, including a loan in conjunction with the exercise of an option or SAR.

Transferability.    Awards granted under the 2023 Plan may not be transferred, assigned, alienated, or encumbered, except (a) by a Participant’s guardian or legal representative, if permissible under applicable law, or (b) by approval of the Board, as permissible by law.

Termination and Amendment.    The Board may amend or terminate the 2023 Plan at any time. However, after the 2023 Plan has been approved by the Stockholders of the Company, the Board may not amend or terminate the 2023 Plan without the approval of (a) the Company’s Stockholders if required by any federal or state law or regulation or the rules of any stock exchange on which the Common Stock may then be listed or quoted, and (b) each affected Participant if the amendment or termination would materially and adversely affect the Participant’s rights or obligations under any Awards granted prior to the date of the amendment or termination.

Modification of Awards; No Re-pricing.    The Administrator may modify the terms of outstanding Awards. However, except to reflect capital stock changes, neither options nor SARs may be (a) modified to reduce their exercise prices, (b) canceled or surrendered in consideration for the grant of new options or SARs with a lower exercise price, or (c) canceled or surrendered in exchange for cash or another Award (other than in connection with a substitute award or a Change of Control).

Substitution of Awards.    Awards may, in the Administrator’s discretion, be granted in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its affiliates.

Withholding.    The Company has tax withholding obligations on the amount of income recognized by a Participant with respect to an Award. Withholding requirements may be satisfied, as determined by the Administrator by withholding any amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award from any Award granted or any payment relating to an Award under the 2023 Plan. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Administrator.

Term of the 2023 Plan.    The 2023 Plan shall continue in effect unless sooner terminated by the Board. Once the 2023 Plan is terminated, no further Awards may be granted or awarded under the 2023 Plan. Termination of the 2023 Plan will not affect the validity of any Awards outstanding on the date of termination.

Clawback.    Awards granted under the 2023 Plan are subject to cancelation, forfeiture, and recovery in accordance with the Company’s Clawback Policy, or any other compensation recovery policy that may be adopted by the Company after the date of the 2023 Plan.

Summary of Certain Federal Income Tax Consequences

The following discussion briefly summarizes certain United States federal income tax aspects of Awards granted pursuant to the 2023 Plan. State, local, and foreign tax consequences may differ.

Incentive Stock Options.    A Participant who is granted an incentive stock option will not recognize income on the grant or exercise of the option. However, the difference between the exercise price and the fair market value of the Shares on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a Participant is terminated before exercising an incentive stock option and does not exercise the option within certain specified periods after termination of employment, the Participant will recognize ordinary income on the exercise of the incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below.

The general rule is that gain or loss from the sale or exchange of Shares acquired on the exercise of an incentive stock option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the Participant generally will recognize ordinary income at the time of the disposition equal to the lesser of (a) the excess of the fair market value of the Shares at exercise over the aggregate exercise price or (b) the excess of the aggregate sale price over the aggregate exercise price. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

Nonqualified Stock Options, SARs, RSUs, and Bonus Stock.    A Participant generally is not required to recognize income on the grant of a nonqualified stock option, SAR, RSU, or bonus stock. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or SAR is exercised, or in the case of a RSU or bonus stock, on the date of payment of the Award in cash and/or Shares. In general, the amount of ordinary income required to be recognized is: (a) in the case of a nonqualified stock option, an amount equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the exercise price; (b) in the case of an SAR, RSU, or bonus stock, the amount of cash or the fair market value of any Shares received.

Restricted Stock.    Shares of restricted stock awarded under the 2023 Plan will be subject to a substantial risk of forfeiture for the period of time specified in the Award. Unless a Participant who is granted Shares of restricted stock makes an election under Section 83(b) of the Tax Code as described below, the Participant is not required to recognize ordinary income upon the grant of restricted stock. Instead, on the date the substantial risk of forfeiture lapses, the Participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of restricted stock on that date over the amount, if any, paid for these shares. If a Participant makes a Section 83(b) election, he will recognize ordinary income on the date the shares of restricted stock are awarded equal to the fair market value of the shares on the date of award minus the amount, if any, paid for the shares. In that case, the Participant will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses.

Other Stock-Based Awards.    The tax consequences of a grant of another stock-based award will depend on the nature of the Award. A Participant who purchases Shares pursuant to an Award must include in ordinary income the difference, if any, between the amount paid for the Shares and the fair market value of the Shares on the date of purchase. If Shares are issued outright pursuant to an Award, the Participant must recognize ordinary income equal to the fair market value of the Shares on the date of issuance.

Gain or Loss on Sale or Exchange of Shares.    In general, gain or loss from the sale or exchange of Shares granted or awarded under the 2023 Plan will be treated as capital gain or loss, provided that the Shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of Shares of acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a Participant generally will be required to recognize ordinary income upon the disposition.

Deductibility by Company.    The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a Participant is required to recognize ordinary income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In the case of any other Award, the Company generally will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the Participant. Under Section 162(m) of the Tax Code, however, the Company is generally not entitled to a tax deduction with respect to any amount that represents compensation in excess of $1 million paid to “covered employees” (including our NEOs) each year. Under the Tax Cuts and Jobs Act, there generally is no longer an exclusion for performance-based compensation, whether pursuant to a plan such as the 2023 Plan or otherwise.

Compliance with Section 409A of the Tax Code.    The 2023 Plan and each Award under the 2023 Plan is intended to meet the requirements of Section 409A of the Tax Code and will be construed and interpreted in accordance with such intent. Section 409A generally provides that if a deferred compensation plan or arrangement does not comply with the requirements of Sections 409A relating to distributions of benefits, prohibitions on acceleration of payment, and timing of deferral elections, then the compensation payable under such plan or arrangement will be included in gross income in the first taxable year of the recipient in which the compensation is not subject to a substantial risk of forfeiture. Failure to comply with Section 409A may also result in an additional 20% tax to the recipient of the Award and interest on underpayment of tax at a higher than normal rate. To the extent that an Award is subject to Section 409A of the Tax Code, the Company will endeavor to meet the requirements of Section 409A of the Tax Code, so that the grant, payment, settlement, or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Tax Code.

Required Vote

Proposal 2 requires approval of a majority of the votes cast by Stockholders present in person (by means of remote communication) or represented by proxy voting together as a single class, meaning that the number of votes cast by Stockholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of Proposal 2.

The Board of Directors recommends a vote FOR the approval of the 2023 Plan.

PROPOSAL NO. 3: RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP, an independent registered public accounting firm, has audited our financial statements for each of the years ending December 31, 2023 and 2022. Our Audit Committee has appointed them to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Representatives of KPMG LLP are expected to attend the Annual Meeting to respond to appropriate questions. Representatives of KPMG LLP will also have the opportunity to make a statement, if they desire.

Detailed disclosure of the audit, audit-related and tax fees we paid to KPMG LLP in 2023 and 2022 is set forth below. Based on these disclosures and information in the Audit Committee Report on page 20 of this proxy statement, our Audit Committee is satisfied that our accountants are sufficiently independent of management to perform their duties properly.

Although not legally required to do so, our Board considers it desirable to seek, and recommends, stockholder ratification of our selection of KPMG LLP as our independent registered public accounting firm for fiscal 2024. If the stockholders fail to ratify our selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

Audit Fees and Services

The fees for services provided by KPMG LLP to the Company in 2023 and 2022 were as follows:

	Fiscal 2023	Fiscal 2022
Audit Fees(1)	$ 600,000	$ 526,000
Audit-Related Fees(2)	$ 820,000
Tax Fees(3)
All Other Fees	—	—
Total	$ 1,420,000	$ 526,000

(1)      Audit Fees for the years ended December 31, 2023 and 2022 were for professional services rendered for the audits of our consolidated financial statements and review of financial statements included in our quarterly and annual financial statements audits.

(2)      Audit related fees consist of various consent & comfort letters as well as fee associated with the Business Combination.

(3)      There were no Tax Fees for the years ended December 31, 2023 and 2022 owed to KPMG LLP.

The Audit Committee has adopted policies and procedures that require pre-approval of all audit and permitted non-audit services to be provided by KPMG. All fees in the table above were approved in accordance with the policies and procedures established by the Audit Committee.

Required Vote

The ratification of KPMG LLP as our independent public accounting firm will require a majority of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes, and votes withheld will not be treated as votes cast for this purpose and will not affect the outcome of the election.

The Board of Directors recommends a vote FOR the ratification of KPMG as the Company’s independent public accounting firm.

PROPOSAL NO. 4: APPROVAL OF THE RESERVATION OF SHARES

At the Annual Meeting, our Stockholders will be asked to approve the reservation and issuance of up to an aggregate of 6,369,937 shares of Common Stock to Yorkville pursuant to purchases under the Purchase Agreement, as required by and in accordance with Nasdaq Listing Rule 5635(d).

Overview

On March 20, 2024, the Company entered into the Purchase Agreement with Yorkville pursuant to which the Company has the right to sell to Yorkville up to $30.0 million of its shares of Common Stock, from time to time during the term of the Purchase Agreement (the “Yorkville Transaction”). Sales of the shares of Common Stock to Yorkville under the Purchase Agreement, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of Common Stock to Yorkville under the Purchase Agreement except in connection with notices that may be submitted by Yorkville, in certain circumstances.

In connection with the Purchase Agreement, and subject to the conditions set forth therein, Yorkville has agreed to advance to the Company in the form of convertible promissory notes (the “Convertible Notes”) an aggregate principal amount of up to $12.5 million (the “Pre-Paid Advance”), which will be paid in three tranches. The first Pre-Paid Advance was disbursed on March 20, 2024 in the amount of $5.0 million with a fixed conversion price of $3.16, the second Pre-Paid Advance shall be in a principal amount of $5.0 million and advanced after the earlier of the registration statement registering the resale of the shares of Common Stock issuable under the Purchase Agreement being declared effective or shareholder approval to exceed the Exchange Cap (the “Second Pre-Advance Closing”), and the third Pre-Paid Advance shall be in a principal amount of $2.5 million and advanced sixty days following the Second Pre-Advance Closing. The purchase price for each Pre-Paid Advance is 92.0% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Pre-Paid Advance at an annual rate equal to 0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date of the Convertible Note issue in connection with each Pre-Paid Advance will be 12 months after the issuance date of such Convertible Note. Yorkville may convert the Convertible Notes into shares of the Company’s common stock at any time at a fixed conversion price equal to (i) in respect of the Convertible Note issued in connection with the first Pre-Paid Advance, $3.16, and (ii) in respect of the Convertible Notes issued in connection with the second and third Pre-Paid Advances, a price per share equal to 120% of the average of the daily VWAPs during the three consecutive trading days immediately preceding the issuance date of each Convertible Note.

Beginning on the forty-fifth (45th) day following the issuance date of Convertible Note issued in connection with the first Pre-Paid Advance, and continuing on the same day of each successive month thereafter, (each, an “Installment Date”), the Company shall repay a portion of the outstanding balance of the Pre-Paid Advance in an amount equal to (i) $1,750,000, provided however, in respect of any Installment Date prior to the closing of the second Pre-Paid Advance, $750,000 (the “Installment Principal Amount”), plus (ii) the a payment premium of 7% of such Installment Principal Amount, and (iii) accrued and unpaid interest hereunder as of each Installment Date (collectively, the “Installment Amount”). At any time or times on or after any Installment Date, the Investor shall be entitled to convert any portion of any due and unpaid Installment Amount outstanding under a Convertible Note until such amount has been paid into shares at a price per share equal to 85% of the lowest daily VWAP during the 10 consecutive Trading Days immediately preceding the Conversion Date, but which Variable Price shall not be lower than the $0.47.

Pursuant to the Purchase Agreement, the Company may issue up to 6,275,000 shares of Common Stock and (ii) 94,937 shares of Common Stock we issued to Yorkville, upon our execution of the Purchase Agreement. Notwithstanding the ability to issue up to 6,369,937 shares of Common Stock to Yorkville pursuant to the Purchase Agreement, in accordance with the Nasdaq Listing Rules, the Company will not issue or sell more than 3,475,907 shares of Common Stock (the “Exchange Cap”) unless the Company receives the consent of its stockholders as the Exchange Cap represents approximately 19.99% of the aggregate number of shares of Common Stock issued and outstanding immediately prior to the execution of this Purchase Agreement.

The Shares available for issuance under the Purchase Agreement will be available pursuant to a Form S-1, as amended that will be filed with the SEC prior to the Annual Meeting.

Reasons for the Financing

We believe that the Yorkville Transaction provides additional sources of capital to the Company. The proceeds that we have received, and will receive in the future, from the Yorkville Transaction allow the Company to fund its business operations. We believe that the Yorkville Transaction is a natural progression for the Company and is attractive relative to other alternatives. The Yorkville Transaction option provides the Company with future flexibility to enhance its liquidity in an opportunistic and efficient manner, and only when the Company deems it to be necessary. We remain focused on creating long-term value for our stockholders, and the Yorkville Transaction will allow us to be strategic in how we access and deploy capital primarily in support of the ongoing development of our AI-driven DeepView System.

Reasons for the Stockholder Approval

Our Common Stock is listed on the Nasdaq Global Market, and as a result, we are subject to the Nasdaq Listing Rules. In order to comply with the Nasdaq Listing Rules we are seeking stockholder approval of this proposal to potentially sell additional shares of Common Stock above the Exchange Cap as is available pursuant to the Purchase Agreement.

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) in an amount equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price less than the “Minimum Price”. The Minimum Price is defined as the lower of (i) the closing price of the common stock immediately preceding the signing of the sale agreement or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the sale agreement.

Accordingly, we are seeking stockholder approval under Nasdaq Listing Rule 5635(d) for the sale, issuance or potential issuance by us of Common Stock (or securities convertible into or exercisable for our Common Stock) in excess of 20% of the shares of our Common Stock outstanding immediately prior to the CEF at an exercise price less than the Minimum Price in connection with the Purchase Agreement.

Consequences of Not Approving this Proposal

The Board is not seeking the approval of our stockholders to authorize our entry into the Yorkville Transaction. The Purchase Agreement has already been executed and delivered, and the closing of the Yorkville Transaction has occurred. The failure of our stockholders to approve this proposal will mean that the issuance of shares of Common Stock in accordance with the CEF will be limited to the extent that such exercise would result in the issuance, in the aggregate, of shares of our Common Stock in an amount up to the Exchange Cap. Pursuant to the terms of the Purchase Agreement, we agreed to hold a meeting of stockholders and take such action as necessary in order to obtain stockholder approval in accordance with Nasdaq Listing Rule 5635(d) if the aggregate number of shares of Common Stock issued to Yorkville reaches the Nasdaq 19.99% limit. Failure to obtain such approval may prevent the Company from paying back the Pre-Paid Advances and may also prevent the Company from utilizing the entirety of the CEF for the benefit of our financing obligations.

Potential Adverse Effects of Approving this Proposal

If approved, this proposal will provide for the issuance of up to an aggregate of 6,369,937 shares of Common Stock to Yorkville. The issuance of shares of Common Stock to Yorkville will dilute the percentage ownership interest of all stockholders, will dilute the book value per share of the Common Stock and will increase the number of the Company’s outstanding shares, which could depress the market price of the Common Stock.

Vote Required

To be approved by the stockholders, the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on this proposal.

The Board of Directors recommends a vote FOR the Issuance Proposal.

ADDITIONAL INFORMATION

Other Matters

The Board is unaware of any business to be conducted at the Annual Meeting of Stockholders other than the matters described in the Notice to Stockholders. If other business is properly presented for consideration at the Annual Meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion on that matter.

Employee, Officer and Director Hedging

Other than its insider trading policy, which prohibits purchases and sales of its securities and related derivative securities while in possession of material non-public information, the Company does not have any policies that prevent employees (including officers) or directors from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in hedging transactions related to the Company’s equity securities.

Communications from Stockholders

The Board will give appropriate attention to written communications submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chair of the Audit Committee will, with the assistance of our General Counsel, (i) be primarily responsible for monitoring communications from stockholders and (ii) provide copies or summaries of such communications to the other directors as he considers appropriate. Communications specifically addressed to a particular director will be forwarded to that director.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chair of the Audit Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to the Chair of the Audit Committee, c/o General Counsel, Spectral AI, Inc., 2515 McKinney Avenue, Suite 1000, Dallas, TX 75201.

Deadline for Stockholder Proposals and Director Nominations

In order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2025 Annual Meeting of Stockholders, we must receive it no later than December 5, 2024 (120 days before the anniversary of the mailing date of this proxy statement), assuming that the 2025 Annual Meeting of the Stockholders is not more than 30 days before or after May 14, 2025. In addition, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must comply with the additional requirements of Rule 14a-19(b).

In addition, our bylaws require a stockholder who wishes to bring business before an annual meeting or propose director nominations at an annual meeting to give advance written notice to the Secretary as described in the bylaws. To be timely for the 2025 Annual Meeting of Stockholders, proposals must be received no earlier than January 14, 2025 and no later than February 13, 2025 (120 days and 90 days before the anniversary date of this year’s Annual Meeting, respectively), assuming that the 2025 Annual Meeting of the Stockholders is not more than 30 days before or 70 days after May 14, 2025.

Notices should be given in writing to the Company at its principal executive offices: 2515 McKinney Avenue, Suite 1000, Dallas, TX 75201, Attention: Secretary.

Expenses of Solicitation

We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of common stock. In addition to the use of mails, proxies may be solicited by our officers and any regular employees in person or by telephone. We expect that the costs incurred in the solicitation of proxies will be nominal.

April 4, 2024

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Appendix I

SPECTRAL AI, INC.

2023 LONG TERM INCENTIVE PLAN

A-i

SPECTRAL AI, INC.
2023 LONG TERM INCENTIVE PLAN

1.        General. The purpose of the Spectral AI, Inc. 2023 Long Term Incentive Plan (the “Plan”) is to provide a means through which Spectral AI, Inc., a Delaware corporation (the “Company”), and its Subsidiaries may attract and retain able persons as employees, directors and consultants of the Company, and its Subsidiaries, and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company and its Subsidiaries rest, and whose present and potential contributions to the welfare of the Company and its Subsidiaries are of importance, can acquire and maintain stock ownership or awards, the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company and its Subsidiaries and their desire to remain employed. A further purpose of this Plan is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan primarily provides for the granting of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Bonus Stock, Dividend Equivalent, Other Stock-Based Award, or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein and as determined under the tax laws of the United States of America. UK resident or tax-resident employees of companies in the Company’s Group (as defined in the UK Sub-Plan), including the Company, or employees of such companies who are subject to UK taxation, may be granted similar awards pursuant to the UK Sub-Plan which is made under this Plan and as substantially set forth in Exhibit A — “SPECTRAL AI, INC.: 2023 LONG TERM INCENTIVE PLAN UK SUB-PLAN”.

2.              Definitions. For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

a.           “Award” means any Option, Stock Appreciation Rights, Restricted Stock Award, Restricted Stock Unit, Bonus Stock, Dividend Equivalent, or Other Stock-Based Award, together with any other right or interest granted to a Participant under this Plan.

b.           “Award Agreement” means any written or electronic instrument that establishes the terms, conditions, restrictions and/or limitations applicable to an Award granted to the Participant.

c.           “Beneficiary” means one or more Persons which have been designated by a Participant, in his or her most recent written beneficiary designation filed with the Committee, to receive the benefits specified under this Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Subsection 9(a) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Persons entitled by will or the laws of descent and distribution to receive such benefits.

d.           “Board” means the Board of Directors of the Company.

e.           “Bonus Stock” means unrestricted shares of Stock granted as a bonus pursuant to Subsection 6(f).

f.            “Cause” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or written contract of employment or service with the Company or a Subsidiary, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of the Company’s or any Subsidiary’s documents or records; (ii) the Participant’s material failure to abide by the Company’s or any Subsidiary’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company or a Subsidiary Company (including, without limitation, the Participant’s improper use or disclosure of confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on the Company’s or a Subsidiary’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company or a Subsidiary of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company or a Subsidiary, which breach is not cured pursuant to the terms of such agreement; (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act constituting a felony; or (viii) the Participant’s commission of any act against the Company or a Subsidiary involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company or a Subsidiary.

g.           “Change in Control” means the occurrence of any of the following events:

i.            any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total power to vote for the election of directors of the Company;

ii.           during any twelve month period, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Subsection 1(g)(i), Subsection 1(g)(iii), Subsection 1(g)(iv) or Subsection 1(g)(v) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period of whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof;

iii.          the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote);

iv.          the sale or other disposition of all or substantially all of the assets of the Company;

v.           a liquidation or dissolution of the Company;

vi.          acceptance by stockholders of the Company of shares in a share exchange if the stockholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from or surviving such share exchange in substantially the same proportion as their ownership of the voting securities outstanding immediately before such share exchange; or

vii.         such other event deemed to constitute a “Change in Control” by the Board.

Notwithstanding anything in the Plan or an Award Agreement to the contrary, to the extent necessary to comply with Section 409A of the Code, no event that, but for the application of this paragraph, would be a Change in Control, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.

h.           “Clawback Policy” has the meaning set forth in Section 9(l).

i.            “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

j.            “Committee” means the compensation committee of the Board (or other committee or subcommittee of the Board duly appointed to administer the Plan) and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

k.           “Common Stock” means the common stock of the Company.

l.            “Company” means Spectral AI, Inc., a Delaware corporation, and any successor company thereto.

m.          “Disability” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or written contract of employment or service, the termination of a Participant’s Service due to a permanent and total disability as defined in Section 22(e)(3) of the Code, which Disability shall only be deemed to occur at the time of the determination by the Board of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

n.           “Dividend Equivalent” means a right, granted to a Participant under Subsection 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

o.           “Effective Date” means [May 14], 2024.

p.           “Eligible Person” means all officers and employees of the Company or of any Subsidiary, as specifically set forth herein, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in this Plan.

q.           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

r.            “Exercise Price” has the meaning set forth in Section 6(b)(i).

s.           “Fair Market Value” means, as of any specified date, the value of Stock determined as follows:

i.            if the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of the Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

ii.           If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

iii.          If the Stock is not publicly traded at the time a determination of its Fair Market Value is required to be made under the Plan, the Fair Market Value will be determined by the Committee in its discretion in such manner as it deems appropriate, taking into consideration all factors the Committee deems appropriate including without limitation, the Nonqualified Deferred Compensation Rules.

t.            “Good Reason” means, a termination of a Participant’s employment with the Company, in accordance with Section 409A of the Code, due to any of the following:

i.            A material diminution in the Participant’s base compensation;

ii.           A material diminution in the Participant’s authority, duties or responsibilities;

iii.          A material diminution in the authority, duties or responsibilities of the supervisor to whom the Participant reports;

iv.          A material diminution in the budget over which the Participant retains authority;

v.           A material change in geographic location at which the Participant is employed; or

vi.          Any action or inaction by the Company, Subsidiary or purchaser that constitutes a material breach of the Participant’s applicable employment agreement.

u.           “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

v.           “Insider” means an officer, a director, or other Person whose transactions in Stock are subject to Section 16 of the Exchange Act.

w.          “Nonqualified Deferred Compensation Rules” means the limitations or requirements of section 409A of the Code and the regulations promulgated thereunder.

x.           “Nonstatutory Stock Option” or “NSO” means any Option that, by its terms, does not qualify or is not intended to qualify as an Incentive Stock Option.

y.           “Option” means an option to purchase Stock pursuant to the Plan.

z.           “Option Expiration Date” has the meaning set forth in Section 7(a)(i).

aa.         “Other Stock-Based Awards” means Awards granted to a Participant under Subsection 6(h) hereof.

bb.         “Participant” means a Person who has been granted an Award under this Plan which remains outstanding, including a Person who is no longer an Eligible Person.

cc.         “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that “registrant” as used in Rule 12b-2 shall mean the Company), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in conceit or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

dd.         “Plan” means this Spectral AI, Inc. 2023 Long Term Incentive Plan.

ee.         “Recapitalization” has the meaning set forth in Section 8(c)(i).

ff.           “Restricted Stock” means Stock granted to a Participant under Subsection 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

gg.         “Restricted Stock Unit” means a right, granted to a Participant under Subsection 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

hh.         “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

ii.           “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

jj.           “Service” means a Participants employment or other service relationship with the Company.

kk.         “Stock” means the Company’s Common Stock, as may be adjusted from time to time pursuant to Section 8.

ll.           “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Subsection 6(c) hereof.

mm.       “Stockholders Agreement” has the meaning set forth in Section 6(c)(v).

nn.         “Subsidiary” shall have the meaning defined in Section 424(f) of the Code, with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company, a parent or subsidiary of the Company, as defined in Section 424 of the Code (substituting “Company” for “employer corporation”), or any other entity that is a parent or subsidiary of the Company, including a parent or subsidiary which becomes such after the Effective Date.

oo.         “Ten Percent Stockholder” means a Person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent corporation or Subsidiary.

3.        Administration.

a.           Authority of the Committee. This Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” The Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and the number of shares of Stock, Stock Appreciation Rights, Restricted Stock Units or Restricted Stock Awards, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (C) except as otherwise provided herein, the effect of termination of employment, or the service relationship with the Company, of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability of any Award that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) adopt special guidelines and provisions for Eligible Persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions (ix) delegate its duties under the Plan to such agents as it may appoint from time to time; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including making factual determinations and the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Subsection 3(a) shall be final, conclusive, and binding upon all Persons.

b.           Manner of Exercise of Committee Authority. Any action of the Committee shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Subsection 9(a) hereof or other Persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine.

c.           Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a Subsidiary, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

d.           Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same

e.           Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

4.        Stock Subject to Plan.

a.           Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 8, the maximum aggregate number of shares that may be issued under the Plan shall not exceed 8,000,000, plus the number of shares that are automatically added on January 1st of each year for a period of up to ten years, commencing on January 1, 2024 and ending on (and including) January 1, 2033, in an amount equal to the lesser of (i) five percent (5%) of the total number of shares of Stock outstanding on December 31st of the preceding calendar year, and (ii) an amount determined by the Board. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, as amended from time to time. All of the shares issuable under the Plan may be issued as ISOs.

b.           Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

The Committee may only grant an Award in accordance with the then applicable securities and other regulatory laws, including, but not limited to the rules and regulations promulgated by Securities and Exchange Commission and the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted.

c.           Availability of Shares Not Issued under Awards. Shares of Stock subject to an Award under this Plan that expire or are canceled, forfeited, settled in cash or otherwise terminated without an issuance of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award, will again be available for Awards under this Plan.

d.           Stock Offered. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5.        Eligibility. Awards may be granted under this Plan only to Persons who are Eligible Persons at the time of grant thereof or in connection with the severance or retirement of Eligible Persons.

6.        Specific Terms of Awards.

a.           General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Subsection 9(c)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant’s service relationship with the Company, and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan.

b.           Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

i.            Exercise Price. Each Award Agreement evidencing a grant of Options shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that the Exercise Price per share of Stock subject to an ISO shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of a Ten Percent Stockholder, 110% of the Fair Market Value per share of the Stock on the date of grant).

ii.           Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such Exercise Price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Subsection 6(d). In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise.

iii.          ISOs. The terms of any ISO granted under this Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424(e) and (t) of the Code) subject to any other ISO (within the meaning of Section 422 of the Code) of the Company or a parent or subsidiary corporation (within the meaning of Sections 424(e) and (t) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under Section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISOs are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option but shall cause the excess amount of shares to be reclassified in accordance with the Code.

iv.          Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Subsection 6(d). In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise.

c.           Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

i.            Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

ii.           Rights Related to Options. A SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subsection 6(c)(ii)(B). That Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms of the Award agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

1.           A SAR granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable.

2.           Upon the exercise of a SAR related to an Option, a Participant shall be entitled to receive payment (in the form determined by the Committee) from the Company of an amount determined by multiplying:

a.           the difference obtained by subtracting the exercise price of a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by

b.           the number of shares as to which that SAR has been exercised.

iii.          Right Without Option. An SAR granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the SAR, which Award agreement shall comply with the following provisions:

1.           Each Award agreement shall state the total number of shares of Stock to which the SAR relates.

2.           Each Award agreement shall state the time or periods in which the right to exercise the SAR or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the SAR shall vest at each such time or period.

3.           Each Award agreement shall state the date at which the SARs shall expire if not previously exercised.

4.           Each SAR shall entitle a Participant, upon exercise thereof, to receive payment of an amount determined by multiplying:

a.           the difference obtained by subtracting the Fair Market Value of a share of Stock on the date of grant of the SAR from the Fair Market Value of a share of Stock on the date of exercise of that SAR, by

b.           the number of shares as to which the SAR has been exercised.

iv.          Terms. Except as otherwise provided herein, the Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards.

Options and SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that no Option or SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option and provided further that in no event shall the term of an Incentive Stock Option granted to a Ten Percent Stockholder be greater than five (5) years from the date of grant. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

v.           Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Stock covered by an Award until the date of the issuance of such Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date such Shares are issued, except as provided in Section 4 or another provision of the Plan. No Shares shall be issued pursuant to an Award unless the recipient of such Shares has executed a deed of adherence to the Stockholders Agreement. Notwithstanding the foregoing, to the extent that any provision in the Stockholders Agreement would result in the imposition of tax under Section 409A of the Code, such provision shall not apply to Shares received pursuant to any Award.

d.           Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

i.            Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

ii.           Certificates for Stock. Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

iii.          Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

e.           Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants, which are rights to receive Stock or cash, as determined by the Committee, at the end of a specified deferral period, subject to the following terms and conditions:

i.            Award and Restrictions. Settlement of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units shall be satisfied by the delivery of cash or Stock in the amount equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

ii.           Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, any Dividend Equivalents on the specified number of shares of Stock covered by an Award of Restricted Stock Units shall be either (A) paid with respect to such Restricted Stock Units on the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

f.            Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company or a Subsidiary in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

g.           Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide in an Award Agreement that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

h.           Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of, or the performance of, specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Subsection 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Subsection 6(h).

7.        Certain Provisions Applicable to Awards.

a.           Termination of Services. Subject to earlier termination of the Option or SAR as otherwise provided by this Plan and unless a longer exercise period is provided by the Board in an Award Agreement, an Option or SAR shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section 7 and thereafter shall terminate:

i.            Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option or SAR, to the extent unexercised and exercisable for vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s or SAR’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

ii.           Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other Person who acquired the right to exercise the Option or SAR by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

iii.          Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or is terminated within six (6) months after the occurrence of an event that would be grounds for a termination for Cause, the Option or SAR, whether vested or unvested, shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service.

iv.          Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option or SAR, to the extent unexercised and exercisable for vested Shares on the date on which the Participant’s Service terminated, be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

b.           Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered.

c.           Term of Awards. Except as specified herein, the term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Section 422 of the Code).

d.           Form and Timing of Payment under Awards; Deferrals. Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company or a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Subsection 9(c) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. This Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

e.           Non-Competition Agreement. Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company or any of its Subsidiaries for a period after the termination of such Participant’s employment with the Company and its Subsidiaries as determined by the Committee.

8.        Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

a.           Existence of Plan and Awards. The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

b.           Subdivision or Consolidation of Shares. The terms of an Award and the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

i.            If at any time, or from time to time, the Company shall subdivide as a whole (by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (A) the maximum number of shares of Stock available in connection with the Plan or Awards as provided in Section 4 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be increased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

ii.           If at any time, or from time to time, the Company shall consolidate as a whole (by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (A) the maximum number of shares of Stock available in connection with the Plan or Awards as provided in Section 4 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

iii.          Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Subsection 8(b), the Committee shall promptly prepare, and deliver to each Participant, a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments.

iv.          Adjustments under Subsections 8(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

c.           Corporate Recapitalization.

i.            If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “Recapitalization”), the number and class of shares of Stock covered by an Option or an SAR theretofore granted shall be adjusted so that such Option or SAR shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the Recapitalization if, immediately prior to the Recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option or SAR and the share limitations provided in Section 4 shall be adjusted in a manner consistent with the Recapitalization.

ii.           In the event of changes in the outstanding Stock by reason of Recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 8, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Stock or other consideration subject to such Awards. In the event of any such change in the outstanding Stock, the share limitations provided in Section 4 may be appropriately adjusted by the Committee, whose determination shall be conclusive.

d.           Additional Issuances. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

e.           Change in Control.

i.            Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control, the Board or Committee may, whatever the case may be, in its sole and absolute discretion and without the need for the consent of any Participant, issue an Award Agreement to the Participant that provides for one or more of the following actions contingent upon the occurrence of that Change in Control:

1.           cause any or all outstanding Awards to become vested and immediately exercisable (as applicable), in whole or in part;

2.           cause any outstanding Option or Stock Appreciation Right to become fully vested and immediately exercisable in accordance with the specific Award Agreement for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option or Stock Appreciation Right upon closing of the Change in Control;

3.           cancel any unvested Award or unvested portion thereof, with or without consideration;

4.           cancel any Award in exchange for a substitute award;

5.           redeem any Restricted Stock or Restricted Stock Unit for cash and/or other substitute consideration with value equal to the Fair Market Value of an unrestricted Share on the date of the Change in Control;

6.           cancel any Option or Stock Appreciation Right in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that Option or Stock Appreciation Right, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or the base price of the Stock Appreciation Right; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option or the base price of any such Stock Appreciation Right, the Committee may cancel that Option or Stock Appreciation Right without any payment of consideration therefor; and/or

7.           take such other action as the Board or Committee shall determine to be reasonable under the circumstances.

ii.           In addition to the foregoing (subject to Section 7), upon a Change in Control of the Company, if the Participant’s Service terminates without Cause or for Good Reason within the first anniversary of such Change in Control, the Board or Committee may cause any or all outstanding Awards to become vested and immediately exercisable.

iii.          Notwithstanding anything to the contrary set forth in the Plan, the Board or Committee may, whatever the case may be, in its sole and absolute discretion and without the need for the consent of any Participant, issue an Award Agreement that provides for the automatic vesting of a Participant’s unvested Options upon a Change in Control.

iv.          Notwithstanding any provision of this Subsection 8(e), in the case of any Award subject to Section 409A of the Code, the Committee shall only be permitted to take actions under this Subsection 8(e) to the extent that such actions would be consistent with the intended treatment of such Award under Section 409A of the Code.

9.        General Provisions.

a.           Transferability. Except as may be permitted by the Committee or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to this Subsection 9(a) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; provided, however, that the Committee shall not permit, and an Award Agreement shall not provide for, any Award to be transferred or transferable to a third party for value or consideration without the approval of the Board. The provisions of this Subsection 9(a) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

b.           Taxes. The Company and any Subsidiary are authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

c.           Changes and Amendments to this Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, shall be subject to the approval of the Company’s stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

d.           Limitation on Rights Conferred under this Plan. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary, (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants or employees or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

e.           Unfunded Status of Awards. This Plan is intended to constitute an “unfunded” plan for certain incentive awards.

f.            Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in this Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, Beneficiary or other Person shall have any claim against the Company or any Subsidiary as a result of any such action.

g.           Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

h.           Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award agreement conflict with the requirements of Section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to Section 422 of the Code for all purposes of the Plan.

i.            Governing Law. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware state law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

j.            Section 409A of the Code. Notwithstanding other provisions of the Plan or any Award Agreements hereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Board or, if delegated by the Board to the Committee, by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, including as a result of the fact that the Participant is a “specified employee” under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. The Company shall use commercially reasonable efforts to implement the provisions of this Subsection 9(j) in good faith; provided that neither the Company, the Board nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Subsection 9(j).

k.           Conditions to Delivery of Stock. Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of a Restricted Stock Award, Restricted Stock Unit, or other Award the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any Restricted Stock Award, Restricted Stock Unit or other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

l.            Forfeiture. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries. Notwithstanding any provisions to the contrary under this Plan, an Award is subject to the Company’s Clawback Policy, as may be amended from time to time (including without limitation pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act) (the “Clawback Policy”). The Committee may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with applicable laws.

m.          Plan Effective Date. This Plan has been adopted by the Board effective as of the Effective Date.

C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 Scan QR for digital voting Spectral AI, Inc. Annual Meeting of Stockholders For Stockholders of record as of March 25, 2024 Tuesday, May 14, 2024 9:30 AM, Central Daylight Time Attend in person: 2515 McKinney Avenue, Suite 1000, Dallas, TX 75201 Attend virtually: www.proxydocs.com/MDAI YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 9:30 AM, Central Daylight Time, May 14, 2024. This proxy is being solicited on behalf of the Board of Directors Internet: www.proxypush.com/MDAI Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-390-5281 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/MDAI Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. The undersigned hereby appoints Vincent Capone and Peter Carlson (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Spectral AI, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4 Spectral AI, Inc. Annual Meeting of Stockholders 1. To elect six directors, each until the next Annual Meeting of Stockholders and until each of their respective successors have been duly elected and qualified. FOR WITHHOLD 1.01 Richard Cotton 1.02 Peter M. Carlson 1.03 J. Michael DiMaio 1.04 Martin Mellish 1.05 Deepak Sadagopan 1.06 Marion Snyder FOR AGAINST ABSTAIN 2. To ratify the adoption of the Spectral AI, Inc. 2023 Long Term Incentive Plan. 3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year. 4. To authorize, for purposes of Nasdaq Marketplace Rule 5635, the reservation and issuance of shares of common stock of the Company, par value $0.0001 per share for sale to YA II PN, Ltd. pursuant to that certain Standby Equity Purchase Agreement, dated March 20, 2024 (the “Purchase Agreement”) at a purchase price per share as determined pursuant to the Purchase Agreement. 5. To transact any other business as may properly come before the meeting. YOUR VOTE PROPOSAL BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR FOR FOR FOR FOR FOR FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/MDAI Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date